Exhibit 99.1

FIRST QUARTER 2008
FINANCIAL SUPPLEMENT

If you need further information, please contact:

Dave Miller, Investor Relations
901-523-4162
dwmiller@firsthorizon.com

TABLE OF CONTENTS

Page

First Horizon National Corporation Segment Structure	3

Performance Highlights	4

Efficiency and Restructuring Initiatives	6

Consolidated Results
Income Statement
Summary Income Statement	7
Income Statement	8
Other Income and Other Expense	9
Balance Sheet
Period End Balance Sheet	10
Average and Period End Loans	11
Average Balance Sheet	12
Average Balance Sheet: Income & Expense	13
Average Balance Sheet: Yields & Rates	14
Mortgage Servicing Rights	15

Business Segment Detail
Segment Highlights	16
Regional Banking	17
Capital Markets	18
National Specialty Lending	19
Mortgage Banking	20
Mortgage Banking: Origination Income	21
Mortgage Banking: Origination Metrics	22
Mortgage Banking: Servicing	23
Corporate	24

Capital Highlights	25

Asset Quality
Asset Quality: Consolidated	26
Asset Quality: Regional Banking	28
Asset Quality: National Specialty Lending	29
Asset Quality: Mortgage Banking & Capital Markets	30
Asset Quality Highlights: Key Portfolios	31
Asset Quality Process	32

Glossary of Terms	33

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items mentioned in this financial supplement and in FHN's most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
-Traditional banking services for consumers and business
-Activities include lending and deposit taking, investments, insurance, financial planning, trust services, asset management, cash management, and health savings accounts
-Primarily southeastern US footprint, with approximately 200 financial centers in TN and nearby markets
-First Tennessee banking franchise and middle market lending are key businesses
-First Horizon Banks included, although most branches have been sold and the final divestiture is in process as of March 2008
-Formerly included in prior "Retail/Commercial Banking" segment

Capital Markets
-Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad
-Other capital markets products include:
-Equity research, portfolio advisory, structured finance and investment banking
-Correspondent banking provides credit depository and other banking related services to other financial institutions
-Formerly included in prior "Retail/Commercial Banking" segment

National Specialty Lending
-Primarily portfolio lending activities such as consumer lending and construction lending outside Regional Banking footprint
-Construction lending includes national home builder, one-time close, and commercial real estate portfolios
-In January 2008, FHN announced the discontinuation of national home builder and commercial real estate lending through its First Horizon Construction Lending offices
-Consumer lending consists mainly of national retail-originated home equity loans and lines
-Formerly included in prior "Retail/Commercial Banking" segment

Mortgage Banking
-Primarily consists of first lien mortgage originations and servicing
-Minimal change compared to prior segment disclosure

Corporate
- Includes executive management, enterprise-wide risk management, corporate finance, corporate communications and legal functions
-Also includes funding function for the corporation and any impact from balance sheet positioning
-Minimal change compared to prior segment disclosure

PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2008 Significant Items (in millions)

Segment	Item	Income Statement	Pre-Tax	Comments

Regional Banking	Loan losses	Provision for loan losses	$(75.3)	Provisioning for increased deterioration in loan portfolio.

Capital Markets	LOCOM on pooled trust preferred warehouse	Noninterest income: Capital Markets	$(36.2)	Decline in fair value of warehouse due to widening of credit spreads during the quarter. Partially offset by a decrease of approximately $12 million in noninterest expenses.

	Loan losses	Provision for loan losses	$(15.0)	Provisioning for correspondent banking loans.

National Specialty Lending	Loan losses	Provision for loan losses	$(149.5)	Provisioning reflects additional deterioration in national construction portfolios and inherent losses in home equity lending portfolio.

Mortgage Banking	Adoption of accounting standards	Noninterest income: Mortgage Banking	$96.9
Effects of implementing fair value measurements standard, prospectively electing fair value accounting for almost the entire mortgage warehouse and prospectively recognizing the value of servicing in interest rate lock commitments.

	LOCOM for warehouse	Noninterest income: Mortgage Banking	$(17.0)	Adjustments to carrying values for spread widening and rising delinquencies.

	Election of fair value for mortgage warehouse on SFAS 91 deferrals	Noninterest expense: Various (primarily employee compensation, incentives and benefits)	$(54.5)	Effect of no longer deferring origination costs for warehouse loans which are now carried at fair value. Offsetting amount included above as increase in Mortgage Banking noninterest income.

Corporate	Visa IPO gain	Noninterest income: Securities gains/(losses), net	$65.9	Gain on shares redeemed as part of IPO process.

	Visa legal settlement accrual reversal	Noninterest expense: Other	$30.0	Reversal of proportionate share of escrow account established by Visa for certain Visa litigation matters for which FHN has a contingent guarantee.

	Restructuring, Repositioning & Efficiency Initiatives	Noninterest expense: Various	$(17.6)	Expenses from severance, office closures and First Horizon Banks divestitures. Detailed further on page 6.

	Restructuring, Repositioning & Efficiency Initiatives	Noninterest income: Various	$(3.7)	Disposition of 10 First Horizon Bank branches. Transaction costs for sale of MSR on $7.5 billion of principal. Detailed further on page 6.

(First Quarter 2008 vs. Fourth Quarter 2007)

Asset Quality
- Provision increased to $240.0 million in the current quarter compared to $156.6 million in fourth quarter 2007
- Portfolio deterioration in current quarter due to declining economic conditions
- Continuing to apply focused portfolio management activities to identify problem assets
- Loan level reviews of commercial real estate and C&I portfolios
- Home equity loss trends prompted the need for additional reserves given loss severities being experienced
- Trends in the one-time close portfolio prompted the need for additional reserves
- Net charge-offs were 181 annualized basis points of average loans driven by national construction, consumer lending and C&I portfolios
- Charging off balances down to most likely estimate of collateral value net of costs to sell
- NPAs increased to 278 basis points from 166 basis points reflecting portfolio deterioration from current economic conditions
- Total NPAs increased to $620.9 million from $392.4 million primarily from deterioration in national construction portfolios
- Allowance as a percentage of loans ratio increased to 220 basis points from 155 basis points in prior quarter

Capital
- Declared quarterly dividend of $.20 per share
- Current Ratios (estimated based on period end balances)
- 6.08% for tangible common equity to risk weighted assets
- 8.10% for Tier I
- 12.82% for Total Capital

PERFORMANCE HIGHLIGHTS (continued)

(First Quarter 2008 vs. Fourth Quarter 2007)

Regional Banking
- Excluding deposits held for sale, average core deposits increased 2% over prior quarter
- Net interest margin declined to 4.39% compared to 4.74% in fourth quarter
- Reflects inability to pass through all Federal Reserve rate cuts to deposit customers
- Approximately one-third is offset in Corporate segment due to internal interest allocation
- Noninterest income decreased to $87.1 million from $95.5 million
- Seasonal decline in fee income
- Provision expense in current quarter reflects increased deterioration in commercial loans
- Noninterest expense declines primarily attributable to effect of efficiency initiatives
- Partially offset by seasonal increases in personnel costs
- Prior quarter included recognition of losses on owned real estate and reductions in value of low income housing investments
- Completed disposition of 10 First Horizon Bank branches
- 9 additional branches expected to be sold in second quarter 2008
-Loans of $207.7 million and deposits of $118.7 million remain classified as held-for-sale

Capital Markets
- Fixed income revenues were $152.2 million in current quarter compared to $77.1 million in prior quarter
- Increase in activity during first quarter as Federal Reserve aggressively lowered rates resulting in a steeper yield curve
- Other product revenues decreased to $(18.3) million from $26.2 million
- No pooled trust preferred transaction executed during first quarter
- $36.2 million LOCOM adjustment on warehouse to reflect widening of credit spreads
- Approximate $12 million offsetting decrease in noninterest expense
- Provision increased to $15.0 million from $1.2 million to reflect deterioration of correspondent banking loans
- Loans participated in through downstream correspondent banks
- Increase in noninterest expense resulted from higher production levels

National Specialty Lending
- Net interest margin declined to 2.31% compared to 2.42% in fourth quarter
- Driven by additional non-accrual construction loans
- Increased provision for loan losses reflects additional deterioration within national construction portfolios
- Recognition of inherent losses in consumer lending also contributed
- Contraction of portfolios will continue since origination activity has been significantly curtailed
- Noninterest income improved as repurchase reserves were significantly less than prior quarter
- Partially offset by decline in value of servicing assets to reflect rate reductions
- Noninterest expense declined from the effects of business reductions initiated during the quarter

Mortgage Banking
- Net effect of adopting new accounting standards positively affected pre-tax earnings by $42.4 million
- Adoption of SFAS 157 negatively affected earnings by $15.7 million related to valuation of interest rate lock commitments
- Prospective application of SAB 109 and SFAS 159 positively impacted earnings by $58.1 million
- Related to recognition of MSR values in interest rate lock commitments and loans
- Increased origination income
- 35% increase in deliveries and 19% increase in originations as lower rates drove increased refinance activity
- Gain (loss) on sale margin declined to (20) basis points from 5 basis points
- Spread widening on adjustable rate and non-agency eligible production continues to adversely impact margins
- LOCOM adjustments of $17 million in current quarter vs. $10.9 million in prior quarter
- Hedging results positively impacted earnings by $32.7 million vs. $18.6 million negative effect in fourth quarter
- Resulted from wider mortgage-swap spreads and decreased options expense
- In prior quarter, value of MSR and other retained interests reduced by $135.3 million from placing more emphasis on broker price discovery
- Net interest income increased in line with increase in warehouse margin and increase in average warehouse balance
- Decrease in servicing runoff to $37.4 million for current quarter from $41.0 million in prior quarter
- Noninterest expense decreased to $147.5 million in current quarter from $174.2 million in fourth quarter
- $71.1 million impairment of goodwill and $4.8 million legal settlement accrual in fourth quarter
- Partially offset by $54.5 million increase in noninterest expense (primarily compensation costs) related to loan originations for which fair value was elected
- Amount is offset by corresponding increase in gain on sale

Corporate Segment
- Visa IPO resulted in $95.9 million improvement in pre-tax earnings
- Equity securities gains of $65.9 million for shares redeemed in conjunction with IPO
- $30.0 million of expense reversals associated with Visa's funding of escrow account for certain Visa litigation matters
- $25.7 million of contingent liability remains for estimated pro rata share of remaining contingent liability for these matters
- 2.4 million restricted shares retained after IPO will be carried at historical cost basis of $0
- Net charges of $21.3 million recognized for restructuring, repositioning and efficiency initiatives (detail on next page)
- Current quarter included $17.6 million of expenses, including $2.5 million of asset impairments
- $2.7 million of transaction costs from sale of mortgage servicing rights presented as reduction of Mortgage Banking income
- $1.0 million of losses related to First Horizon Bank branch sales presented in (Losses)/Gains on Divestitures
- Prior quarter included $26.6 million of net charges for these initiatives
- Equity security losses of $10.4 million recognized in prior quarter for impairment of other equity securities

Taxes
- Approximate $8 million positive quarterly effect from permanent tax credits

EFFICIENCY AND RESTRUCTURING INITIATIVES
Unaudited

Summary of Key Initiatives
		Expected Annualized	Expected Timing to Fully Realize
Area	Key Components	Pre-Tax Benefit	Annual Pre-Tax Benefits

Enterprise Efficiency Initiatives	Organization and compensation redesign	$175 Million	In 1Q08 run-rate
(3 Phases)	Procurement & multisourcing
Repositioning non-core businesses
Other (facilities, process streamlining, loan divestiture)

First Horizon Bank Divestitures	Selling 34 full-service locations in VA, MD, GA, TX	$30 Million	Approximately $10 million annualized
in 1Q08 run-rate; remainder by 3Q08

Mortgage Restructuring	Eliminating bottom half of retail sales force		In 1Q08 run-rate
Reducing management & wholesale AEs
Decreasing support staff and back-office costs
Closing over 60 offices
$40 Million

Downsizing National Lending	Reducing consumer and construction sales forces		Majority in 1Q08
	Decreasing support staff and back-office costs		remainder over 2008
Cutting network of national FSMs

Charges for Restructuring, Repositioning, and Efficiency

By Income Statement Impact (Thousands, rounded)	1Q08	4Q07	3Q07	2Q07
Provision for loan losses	$-	$-	$-	$7,700
Noninterest income
Mortgage banking	(2,700)	(6,400)	-	-
Losses/gains on divestitures	(1,000)	15,700	-	-
Noninterest expense
Employee compensation, incentives, and benefits	7,400	8,400	9,300	8,000
Occupancy	1,000	5,500	5,100	3,700
Operations services	-	400	-	-
Equipment rentals, depreciation, and maintenance	-	500	800	5,200
All other expense	9,200	21,100	17,600	14,700
Total Income before income taxes	$(21,300)	$(26,600)	$(32,800)	$(39,300)

CONSOLIDATED SUMMARY INCOME STATEMENT
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07
Net interest income	$228,092	$225,987	$237,804	$239,432	$237,419	1%	(4)%
Noninterest income	383,130	103,429	203,475	281,313	272,915	270%	40%
Securities gains/(losses), net	65,946	(10,442)	-	(1,014)	10,273	NM	NM
Total revenue	677,168	318,974	441,279	519,731	520,607	112%	30%
Noninterest expense	438,277	561,559	421,622	457,240	403,012	(22)%	9%
Provision	240,000	156,519	43,352	44,408	28,486	53%	743%
Pretax (loss)/income	(1,109)	(399,104)	(23,695)	18,083	89,109	NM	NM
(Benefit)/provision for income taxes	(8,146)	(146,342)	(9,330)	(3,861)	18,802	NM	NM
Income/(loss) from continuing operations	7,037	(252,762)	(14,365)	21,944	70,307	NM	(90)%
Income from discontinued operations, net of tax	883	4,137	209	179	240	(79)%	268%
Net income/(loss)	$7,920	$(248,625)	$(14,156)	$22,123	$70,547	NM	(89)%
Common Stock Data
Diluted EPS from continuing operations	$.06	$(2.00)	$(.11)	$.17	$.55	NM	(89)%
Diluted EPS	.06	(1.97)	(.11)	.17	.55	NM	(89)%
Diluted shares	126,660	126,089	126,058	128,737	128,704	*	(2)%
Period-end shares outstanding	126,786	126,366	126,388	126,237	125,749	*	1%
Dividends declared per share	$.20	$.45	$.45	$.45	$.45	(56)%	(56)%
Key Ratios & Other
Return on average assets	.09%	(2.65)%	(.15)%	.23%	.74%
Return on average equity	1.47%	(42.52)%	(2.31)%	3.57%	11.61%
Net interest margin	2.81%	2.77%	2.87%	2.79%	2.84%
Tax rate	NM	NM	NM	NM	21.10%
Efficiency ratio	64.72%	176.05%	95.55%	87.98%	77.41%
FTE employees	9,555	9,941	11,052	11,903	12,018	(4)%	(20)%
NM - Not meaningful
* Amount is less than one percent

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07
Interest income	$476,443	$545,136	$582,735	$594,903	$583,185	(13)%	(18)%
Less interest expense	248,351	319,149	344,931	355,471	345,766	(22)%	(28)%
Net interest income	228,092	225,987	237,804	239,432	237,419	1%	(4)%
Provision for loan losses	240,000	156,519	43,352	44,408	28,486	53%	743%
Net interest income after
provision for loan losses	(11,908)	69,468	194,452	195,024	208,933	(117)%	(106)%
Noninterest income:
Capital markets (c)	131,457	98,482	63,722	85,054	87,113	33%	51%
Deposit transactions
and cash management	42,553	47,971	44,863	43,079	39,358	(11)%	8%
Mortgage banking (a) (c) (d) (e)	158,712	(113,965)	39,022	71,300	73,097	NM	117%
Trust services and investment
management	9,109	10,097	9,922	10,628	9,688	(10)%	(6)%
Insurance commissions	8,144	7,529	6,747	7,674	9,789	8%	(17)%
Revenue from loan sales and securitizations	(4,097)	(171)	4,774	9,615	9,663	NM	NM
Securities gains/(losses), net (b)	65,946	(10,442)	-	(1,014)	10,273	NM	542%
(Losses)/gains on divestitures (a)	(995)	15,695	-	-	-	NM	NM
Other	38,247	37,791	34,425	53,963	44,207	1%	(13)%
Total noninterest income	449,076	92,987	203,475	280,299	283,188	383%	59%
Adjusted gross income after
provision for loan losses	437,168	162,455	397,927	475,323	492,121	169%	(11)%
Noninterest expense:
Employee compensation,
incentives and benefits (a) (d)	287,470	226,905	236,683	258,191	246,343	27%	17%
Occupancy (a)	28,591	34,209	34,778	33,402	28,784	(16)%	(1)%
Operations services	18,964	20,148	18,774	17,457	17,821	(6)%	6%
Equipment rentals, depreciation
and maintenance (a)	15,011	16,252	17,270	21,791	17,613	(8)%	(15)%
Communications and courier (a) (d)	11,004	10,664	10,959	10,746	11,540	3%	(5)%
Amortization of intangible assets	2,440	2,864	2,647	2,623	2,825	(15)%	(14)%
Goodwill impairment	-	71,074	13,010	-	-	NM	NM
Other (a) (b) (d)	74,797	179,443	87,501	113,030	78,086	(58)%	(4)%
Total noninterest expense	438,277	561,559	421,622	457,240	403,012	(22)%	9%
Pretax (loss)/income	(1,109)	(399,104)	(23,695)	18,083	89,109	NM	NM
(Benefit)/provision for income taxes	(8,146)	(146,342)	(9,330)	(3,861)	18,802	NM	NM
Income/(loss) from continuing operations	7,037	(252,762)	(14,365)	21,944	70,307	NM	(90)%
Income from discontinued operations,
net of tax	883	4,137	209	179	240	(79)%	268%
Net income/(loss)	$7,920	$(248,625)	$(14,156)	$22,123	$70,547	NM	(89)%
NM - Not meaningful

1Q08 Key Impacts
(a) Includes a portion of net charges for $21.3 million, see Restructuring, Repositioning and Efficiency Initiatives page for further details
(b) Includes gain on shares redeemed and legal settlement accrual reversal related to Visa's initial public offering
(c) Includes LOCOM and other loan sale adjustments
(d) Includes effects of electing fair value for mortgage warehouse loans
(e) Includes effect of adopting new accounting standards

OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Other Income
Brokerage management fees and
commissions	$8,413	$8,747	$9,189	$10,263	$9,631	(4)%	(13)%
Bank owned life insurance	6,962	6,697	6,260	6,250	5,965	4%	17%
Bankcard income	5,540	6,221	6,329	6,319	6,005	(11)%	(8)%
Other service charges	3,396	3,357	3,581	3,677	3,681	1%	(8)%
Remittance processing	3,273	3,450	3,171	3,330	3,500	(5)%	(6)%
Reinsurance fees	3,145	2,794	2,418	2,056	1,784	13%	76%
ATM interchange fees	2,238	2,224	2,200	2,131	1,917	1%	17%
Deferred compensation	(6,550)	(1,667)	526	7,603	1,265	NM	(618)%
Letter of credit	1,458	1,759	1,864	1,495	1,620	(17)%	(10)%
Electronic banking fees	1,618	1,636	1,631	1,639	1,655	(1)%	(2)%
Check clearing fees	862	1,125	1,275	1,284	1,212	(23)%	(29)%
Federal flood certifications	1,523	1,084	1,207	1,383	1,123	40%	36%
Other	6,369	364	(5,226)	6,533	4,849	NM	31%
Total	$38,247	$37,791	$34,425	$53,963	$44,207	1%	(13)%

Other Expense
Legal and professional fees (a)	$15,022	$17,629	$13,532	$14,130	$11,591	(15)%	30%
Computer software (a)	7,956	26,185	9,334	9,237	9,186	(70)%	(13)%
Advertising and public relations (a)	9,327	10,297	10,475	11,312	10,262	(9)%	(9)%
Travel and entertainment (a)	5,027	5,829	7,065	7,391	5,814	(14)%	(14)%
Low income housing expense	4,566	6,605	4,483	5,082	4,752	(31)%	(4)%
Contract employment (a)	5,584	5,202	5,770	5,549	5,022	7%	11%
Distributions on preferred stock
of subsidiary	4,061	4,679	4,761	4,701	4,658	(13)%	(13)%
Foreclosed real estate	6,362	8,871	1,393	3,492	2,292	(28)%	178%
Supplies (a)	3,020	3,496	3,382	3,430	3,601	(14)%	(16)%
Loan closing costs (c)	13,060	1,279	4,857	3,623	3,024	921%	332%
Customer relations	1,707	2,834	2,605	2,420	1,942	(40)%	(12)%
Other insurance and taxes	1,758	2,684	1,751	2,003	2,403	(35)%	(27)%
Employee training and dues	1,398	1,183	1,703	2,028	1,648	18%	(15)%
Fed services fees	1,611	1,463	1,540	1,599	1,445	10%	11%
Complimentary check expense	1,298	1,206	1,237	1,324	1,291	8%	1%
Loan insurance expense	1,113	1,073	1,123	1,167	1,247	4%	(11)%
Bank examination costs	1,053	1,142	1,141	1,091	1,130	(8)%	(7)%
Deposit insurance premium	2,827	1,223	615	606	883	131%	220%
Other (a)(b)	(11,953)	76,563	10,734	32,845	5,895	(116)%	(303)%
Total	$74,797	$179,443	$87,501	$113,030	$78,086	(58)%	(4)%
* Amount is less than one percent
NM - Not meaningful

1Q08 Key Impacts
(a) Includes a portion of net charges for $9.1 million, see Restructuring, Repositioning and Efficiency Initiatives
(b) Includes amounts related to legal settlement accrual reversal related to Visa's initial public offering
(c) Includes effect of election of fair value for mortgage warehouse

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Assets
Investment securities	$3,034,798	$3,032,791	$3,076,360	$3,374,853	$3,310,960	*	(8)%
Loans held for sale	3,616,018	3,461,712	2,900,464	3,330,489	2,921,629	4%	24%
Loans held for sale-divestiture (a)	207,672	289,878	565,492	-	-	(28)%	NM
Loans, net of unearned income	21,932,020	22,103,516	21,973,004	22,382,303	22,268,190	(1)%	(2)%
Federal funds sold and securities
purchased under agreements to resell	898,615	1,089,495	1,096,624	1,121,052	1,757,365	(18)%	(49)%
Interest bearing deposits with other financial institutions	46,382	39,422	30,993	58,241	15,739	18%	195%
Trading securities	1,553,053	1,768,763	1,734,653	2,291,704	2,443,342	(12)%	(36)%
Total earning assets	31,288,558	31,785,577	31,377,590	32,558,642	32,717,225	(2)%	(4)%
Cash and due from banks	851,875	1,170,220	936,707	799,428	861,534	(27)%	(1)%
Capital markets receivables	1,680,057	524,419	1,219,720	1,240,456	1,144,135	220%	47%
Mortgage servicing rights, net	895,923	1,159,820	1,470,589	1,522,966	1,540,041	(23)%	(42)%
Goodwill	192,408	192,408	267,228	279,825	275,582	-	(30)%
Other intangible assets, net	52,017	56,907	58,738	61,947	61,672	(9)%	(16)%
Premises and equipment, net	382,488	399,305	411,515	438,807	445,301	(4)%	(14)%
Real estate acquired by foreclosure	106,018	103,982	75,656	67,499	68,613	2%	55%
Discontinued assets	-	-	-	-	358	-	NM
Allowance for loan losses	(483,203)	(342,341)	(236,611)	(229,919)	(220,806)	41%	119%
Other assets	2,293,045	1,949,308	1,874,497	1,654,433	1,935,111	18%	18%
Other assets-divestiture (a)	8,759	15,856	22,623	-	-	(45)%	NM
Total assets	$37,267,945	$37,015,461	$37,478,252	$38,394,084	$38,828,766	1%	(4)%

Liabilities and Shareholders' Equity
Deposits
Savings	$4,217,215	$3,872,684	$3,592,732	$3,520,757	$3,607,674	9%	17%
Other interest-bearing deposits	1,986,556	1,946,933	1,674,624	1,822,076	1,941,422	2%	2%
Time deposits	2,648,339	2,826,301	2,822,792	2,885,307	2,876,257	(6)%	(8)%
Interest bearing deposits-divestiture (a)	99,370	189,051	361,368	-	-	(47)%	NM
Total interest-bearing core deposits	8,951,480	8,834,969	8,451,516	8,228,140	8,425,353	1%	6%
Noninterest-bearing deposits	4,995,696	5,026,417	4,928,233	5,516,735	5,506,791	(1)%	(9)%
Noninterest-bearing deposits-divestiture (a)	18,197	28,750	72,404	-	-	(37)%	NM
Total core deposits	13,965,373	13,890,136	13,452,153	13,744,875	13,932,144	1%	*
Certificates of deposit $100,000 and more	2,222,016	3,129,532	5,142,169	8,016,808	8,559,807	(29)%	(74)%
Certificates of deposit $100,000 and more -divestiture (a)	1,153	12,617	41,037	-	-	(91)%	NM
Total deposits	16,188,542	17,032,285	18,635,359	21,761,683	22,491,951	(5)%	(28)%
Federal funds purchased and securities
sold under agreements to repurchase	3,678,217	4,829,597	4,039,827	3,841,251	3,173,476	(24)%	16%
Federal funds purchased and securities
sold under agreements to repurchase - divestiture (a)	11,572	20,999	-	-	-	(45)%	NM
Trading liabilities	531,259	556,144	543,060	658,533	678,796	(4)%	(22)%
Commercial paper and other short-term borrowings	4,753,582	3,422,995	2,396,316	246,815	819,768	39%	480%
Term borrowings	6,060,795	6,027,967	5,980,513	5,828,138	5,968,789	1%	2%
Other collateralized borrowings	809,273	800,450	820,040	821,966	559,226	1%	45%
Total long-term debt	6,870,068	6,828,417	6,800,553	6,650,104	6,528,015	1%	5%
Capital markets payables	1,688,870	586,358	1,053,349	1,144,029	1,088,340	188%	55%
Discontinued liabilities	-	-	-	-	32,608	-	NM
Other liabilities	1,136,461	1,305,868	1,253,295	1,332,910	1,205,859	(13)%	(6)%
Other liabilities-divestiture (a)	1,870	1,925	39,389	-	-	(3)%	NM
Total liabilities	34,860,441	34,584,588	34,761,148	35,635,325	36,018,813	1%	(3)%
Preferred stock of subsidiary	295,277	295,277	295,277	295,277	295,277	-	-
Shareholders' Equity
Common stock	79,242	78,979	78,992	78,898	78,593	*	1%
Capital surplus	362,823	361,826	360,016	352,138	341,491	*	6%
Undivided profits	1,704,559	1,742,892	2,048,689	2,120,014	2,155,007	(2)%	(21)%
Accumulated other comprehensive (loss)/income, net	(34,397)	(48,101)	(65,870)	(87,568)	(60,415)	(28)%	(43)%
Total shareholders' equity	2,112,227	2,135,596	2,421,827	2,463,482	2,514,676	(1)%	(16)%
Total liabilities and shareholders' equity	$37,267,945	$37,015,461	$37,478,252	$38,394,084	$38,828,766	1%	(4)%
* Amount is less than one percent
NM - Not meaningful
(a) Associated with the sale of First Horizon Bank branches

CONSOLIDATED AVERAGE AND PERIOD-END LOANS
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Average Loans (Net)
Commercial
Commercial, financial and industrial	$7,121,890	$6,957,498	$7,061,103	$7,292,380	$7,131,102	2%	*
Real estate commercial (a)	1,347,377	1,301,866	1,363,363	1,260,196	1,157,711	3%	16%
Real estate construction (b)	2,713,253	2,825,210	2,875,296	2,919,522	2,843,263	(4)%	(5)%
Total commercial loans	11,182,520	11,084,574	11,299,762	11,472,098	11,132,076	1%	*
Retail
Real estate residential (c)	7,774,415	7,605,345	7,601,422	7,854,784	7,908,039	2%	(2)%
Real estate construction (d)	1,909,061	2,096,561	2,144,902	2,095,021	2,045,952	(9)%	(7)%
Other retail	141,961	144,116	149,714	149,976	153,651	(1)%	(8)%
Credit card receivables	195,081	201,153	194,376	194,732	195,209	(3)%	*
Real estate loans pledged against
other collateralized borrowings (e)	755,071	779,013	808,247	543,771	572,284	(3)%	32%
Total retail loans	10,775,589	10,826,188	10,898,661	10,838,284	10,875,135	*	(1)%
Total loans, net of unearned income	$21,958,109	$21,910,762	$22,198,423	$22,310,382	$22,007,211	*	*

Period-End Loans (Net)
Commercial
Commercial, financial and industrial	$7,238,630	$7,140,087	$6,978,643	$7,218,582	$7,371,873	1%	(2)%
Real estate commercial (a)	1,345,526	1,294,922	1,326,261	1,389,963	1,144,086	4%	18%
Real estate construction (b)	2,602,968	2,753,475	2,828,545	2,830,856	2,931,183	(5)%	(11)%
Total commercial loans	11,187,124	11,188,484	11,133,449	11,439,401	11,447,142	*	(2)%
Retail
Real estate residential (c)	7,858,109	7,791,885	7,544,048	7,614,887	7,856,197	1%	*
Real estate construction (d)	1,814,863	2,008,289	2,160,593	2,158,775	2,073,293	(10)%	(12)%
Other retail	138,253	144,019	144,526	149,157	151,959	(4)%	(9)%
Credit card receivables	191,119	204,812	196,967	194,715	187,658	(7)%	2%
Real estate loans pledged against
other collateralized borrowings (e)	742,552	766,027	793,421	825,368	551,941	(3)%	35%
Total retail loans	10,744,896	10,915,032	10,839,555	10,942,902	10,821,048	(2)%	(1)%
Total loans, net of unearned income	$21,932,020	$22,103,516	$21,973,004	$22,382,303	$22,268,190	(1)%	(2)%
* Amount is less than one percent

(a) Includes nonconstruction income property loans
(b) Includes home builder, condominium, and income property construction loans
(c) Includes home equity loans and lines of credit
(d) Includes one-time close product
(e) Includes on balance sheet securitizations of home equity loans

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Assets:
Earning assets:
Loans, net of unearned income*	$21,958,109	$21,910,762	$22,198,423	$22,310,382	$22,007,211	**	**
Loans held for sale	3,728,008	3,337,237	3,963,650	4,087,446	3,646,252	12%	2%
Loans held for sale-divestiture (a)	248,751	467,424	-	-	-	(47)%	NM
Investment securities:
U.S. Treasuries	43,305	36,062	151,831	156,865	50,899	20%	(15)%
U.S. government agencies	2,725,948	2,787,078	2,836,619	3,005,463	3,513,737	(2)%	(22)%
States and municipalities	12,847	1,740	1,750	1,769	1,769	638%	626%
Other	232,472	230,808	237,291	232,850	284,625	1%	(18)%
Total investment securities	3,014,572	3,055,688	3,227,491	3,396,947	3,851,030	(1)%	(22)%
Capital markets securities inventory	1,961,964	1,934,055	1,810,703	2,546,668	2,409,211	1%	(19)%
Mortgage banking trading securities	405,579	527,453	545,201	528,457	331,800	(23)%	22%
Other earning assets:
Federal funds sold and securities
purchased under agreements to resell	1,304,707	1,237,957	1,224,193	1,442,951	1,519,375	5%	(14)%
Interest bearing deposits with other financial institutions	46,093	28,968	41,118	32,310	19,666	59%	134%
Total other earning assets	1,350,800	1,266,925	1,265,311	1,475,261	1,539,041	7%	(12)%
Total earning assets	32,667,783	32,499,544	33,010,779	34,345,161	33,784,545	1%	(3)%
Allowance for loan losses	(359,600)	(246,916)	(236,188)	(229,157)	(223,932)	46%	61%
Cash and due from banks	786,693	846,793	788,636	804,816	845,987	(7)%	(7)%
Capital markets receivables	297,908	182,358	141,519	165,433	137,536	63%	117%
Premises and equipment, net	390,291	407,212	435,480	443,428	449,283	(4)%	(13)%
Other assets	3,367,729	3,540,575	3,613,812	3,540,463	3,653,625	(5)%	(8)%
Other assets - divestiture (a)	11,581	20,868	-	-	-	(45)%	NM
Total assets	$37,162,385	$37,250,434	$37,754,038	$39,070,144	$38,647,044	**	(4)%

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest bearing deposits - divestiture (a)	$127,352	$292,615	$-	$-	$-	(56)%	NM
Other interest-bearing deposits	1,922,506	1,685,749	1,777,982	1,892,479	1,927,573	14%	**
Savings	4,134,308	3,749,222	3,475,981	3,538,198	3,413,592	10%	21%
Time deposits	2,763,335	2,850,719	2,913,872	2,874,932	2,893,963	(3)%	(5)%
Total interest-bearing core deposits	8,947,501	8,578,305	8,167,835	8,305,609	8,235,128	4%	9%
Certificates of deposit $100,000 and more	2,696,781	4,464,070	6,802,371	8,271,191	8,040,937	(40)%	(66)%
Certificates of deposit $100,000 and more - divestiture (a)	4,770	30,499	-	-	-	(84)%	NM
Federal funds purchased and securities
sold under agreements to repurchase	5,236,736	4,936,968	4,964,072	4,967,888	4,505,777	6%	16%
Federal funds purchased and securities
sold under agreements to repurchase - divestiture (a)	16,171	33,370	-	-	-	(52)%	NM
Capital markets trading liabilities	846,369	812,969	773,576	1,054,718	1,166,790	4%	(27)%
Commercial paper and other short-term
borrowings	3,850,704	2,651,882	1,165,801	560,721	987,898	45%	290%
Long term debt:
Term borrowings	6,013,433	5,981,215	5,837,370	5,887,063	5,807,925	1%	4%
Other collateralized borrowings	790,811	813,075	807,143	550,604	581,030	(3)%	36%
Total long-term debt	6,804,244	6,794,290	6,644,513	6,437,667	6,388,955	**	7%
Total interest-bearing liabilities	28,403,276	28,302,353	28,518,168	29,597,794	29,325,485	**	(3)%
Noninterest-bearing deposits	4,743,479	4,838,363	5,096,766	5,304,752	5,104,695	(2)%	(7)%
Other noninterest-bearing deposits-divestiture (a)	21,327	54,928	-	-	-	(61)%	NM
Capital markets payables	292,846	173,351	139,170	182,960	222,607	69%	32%
Other liabilities	1,234,695	1,262,345	1,276,262	1,206,237	1,235,077	(2)%	**
Other liabilities-divestiture (a)	2,335	3,885	-	-	-	(40)%	NM
Preferred stock of subsidiary	295,277	295,277	295,277	295,277	295,277	-	-
Shareholders' equity	2,169,150	2,319,932	2,428,395	2,483,124	2,463,903	(6)%	(12)%
Total liabilities and shareholders' equity	$37,162,385	$37,250,434	$37,754,038	$39,070,144	$38,647,044	**	(4)%
* Includes loans on nonaccrual status
** Amount is less than one percent
(a) Associated with the sale of First Horizon Bank branches

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME & EXPENSE
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Assets:
Earning assets:
Loans, net of unearned income*	$331,803	$385,027	$413,376	$413,340	$410,512	(14)%	(19)%
Loans held for sale	58,438	62,249	66,570	65,923	58,845	(6)%	(1)%
Investment securities:
U.S. Treasuries	340	434	1,856	1,853	636	(22)%	(47)%
U.S. government agencies	37,954	39,027	40,293	42,474	50,221	(3)%	(24)%
States and municipalities	220	4	4	4	4	NM	NM
Other	2,290	2,904	2,838	2,776	3,514	(21)%	(35)%
Total investment securities	40,804	42,369	44,991	47,107	54,375	(4)%	(25)%
Capital markets securities inventory	22,652	25,261	25,321	34,087	30,297	(10)%	(25)%
Mortgage banking trading securities	13,363	16,436	16,647	16,029	10,317	(19)%	30%
Other earning assets:
Federal funds sold and securities
purchased under agreements to resell	9,341	13,485	15,297	18,142	18,821	(31)%	(50)%
Interest bearing deposits with other financial institutions	357	450	705	410	260	(21)%	37%
Total other earning assets	9,698	13,935	16,002	18,552	19,081	(30)%	(49)%
Total earning assets/interest income	$476,758	$545,277	$582,907	$595,038	$583,427	(13)%	(18)%
Allowance for loan losses
Cash and due from banks
Capital markets receivables
Premises and equipment, net
Other assets
Total assets

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$5,906	$5,976	$6,179	$6,808	$6,889	(1)%	(14)%
Savings	25,888	30,864	29,140	29,919	26,031	(16)%	(1)%
Time deposits	31,502	35,234	34,745	33,555	33,037	(11)%	(5)%
Total interest-bearing core deposits	63,296	72,074	70,064	70,282	65,957	(12)%	(4)%
Certificates of deposit $100,000 and more	31,069	59,851	92,556	110,630	106,276	(48)%	(71)%
Federal funds purchased and securities
sold under agreements to repurchase	38,521	52,635	60,287	61,745	54,379	(27)%	(29)%
Capital markets trading liabilities	9,615	10,588	10,295	14,272	16,361	(9)%	(41)%
Commercial paper and other short-term
borrowings	31,527	30,229	14,827	7,187	12,785	4%	147%
Long term debt:
Term borrowings	66,303	82,870	85,241	83,529	81,834	(20)%	(19)%
Other collateralized borrowings	8,020	10,902	11,661	7,826	8,174	(26)%	(2)%
Total long-term debt	74,323	93,772	96,902	91,355	90,008	(21)%	(17)%
Total interest-bearing liabilities/interest expense	$248,351	$319,149	$344,931	$355,471	$345,766	(22)%	(28)%
Noninterest-bearing deposits
Capital markets payables
Other liabilities
Preferred stock of subsidiary
Shareholders' equity
Total liabilities and shareholders' equity
Net interest income-tax equivalent basis	$228,407	$226,128	$237,976	$239,567	$237,661	1%	(4)%
Fully taxable equivalent adjustment	(315)	(141)	(172)	(135)	(242)	123%	30%
Net interest income	$228,092	$225,987	$237,804	$239,432	$237,419	1%	(4)%
* Includes loans on nonaccrual status
Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income
NM - Not meaningful

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS & RATES
Quarterly, Unaudited

(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07

Assets:
Earning assets:
Loans, net of unearned income*	6.07%	6.98%	7.39%	7.43%	7.56%
Loans held for sale	5.88	6.54	6.72	6.45	6.46
Investment securities:
U.S. Treasuries	3.15	4.77	4.85	4.74	5.06
U.S. government agencies	5.57	5.60	5.68	5.65	5.72
States and municipalities	6.87	.82	.83	.98	.97
Other	3.94	5.03	4.78	4.77	4.94
Total investment securities	5.41	5.55	5.57	5.55	5.65
Capital markets securities inventory	4.62	5.22	5.59	5.35	5.03
Mortgage banking trading securities	13.18	12.46	12.21	12.13	12.44
Other earning assets:
Federal funds sold and securities
purchased under agreements to resell	2.88	4.32	4.96	5.04	5.02
Interest bearing deposits with other financial institutions	3.11	6.17	6.80	5.10	5.35
Total other earning assets	2.89	4.36	5.02	5.04	5.03
Total earning assets/interest income	5.86%	6.67%	7.02%	6.94%	6.97%
Allowance for loan losses
Cash and due from banks
Capital markets receivables
Premises and equipment, net
Other assets
Total assets

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	1.19%	1.33%	1.38%	1.44%	1.45%
Savings	2.50	3.19	3.33	3.39	3.09
Time deposits	4.55	4.73	4.73	4.68	4.63
Total interest-bearing core deposits	2.85	3.33	3.40	3.39	3.25
Certificates of deposit $100,000 and more	4.63	5.28	5.40	5.36	5.36
Federal funds purchased and securities
sold under agreements to repurchase	2.95	4.20	4.82	4.99	4.89
Capital markets trading liabilities	4.57	5.17	5.28	5.43	5.69
Commercial paper and other short-term
borrowings	3.29	4.52	5.05	5.14	5.25
Long term debt:
Term borrowings	4.41	5.55	5.85	5.68	5.64
Other collateralized borrowings	4.06	5.36	5.78	5.69	5.63
Total long-term debt	4.37	5.52	5.84	5.68	5.64
Total interest-bearing liabilities/interest expense	3.51%	4.49%	4.81%	4.81%	4.77%
Noninterest-bearing deposits
Capital markets payables
Other liabilities
Other liabilities - divestiture
Preferred stock of subsidiary
Shareholders' equity
Total liabilities and shareholders' equity
Net interest spread	2.35%	2.18%	2.21%	2.13%	2.20%
Effect of interest-free sources used to fund
earning assets	.46	.59	.66	.66	.64
Net interest margin	2.81%	2.77%	2.87%	2.79%	2.84%
* Includes loans on nonaccrual status
Yields are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income.
Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.
Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE SERVICING RIGHTS
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

First Liens
Fair value beginning balance	$1,122,415	$1,429,245	$1,481,727	$1,500,337	$1,495,215	(21)%	(25)%
Addition of mortgage servicing rights	78,871	67,300	97,084	100,550	84,707
Reductions due to loan payments	(37,448)	(40,930)	(48,964)	(62,661)	(61,698)
Reductions due to sale	(43,842)	(96,502)	-	-	-
Changes in fair value due to:
Changes in valuation model inputs
or assumptions (a)	(254,076)	(236,695)	(100,602)	118,048	(17,833)
Reclassification to trading assets	-	-	-	(174,547)	-
Other changes in fair value	(65)	(3)	-	-	(54)
Fair value ending balance	$865,855	$1,122,415	$1,429,245	$1,481,727	$1,500,337	(23)%	(42)%

Second Liens
Fair value beginning balance	$25,832	$28,747	$27,608	$25,710	$24,091	(10)%	7%
Addition of mortgage servicing rights	-	-	3,587	3,997	3,998
Reductions due to loan payments	(2,617)	(2,097)	(2,559)	(2,169)	(2,378)
Changes in fair value due to:
Changes in valuation model inputs
or assumptions (a)	(3,089)	(834)	32	67	(1)
Other changes in fair value	-	16	79	3	-
Fair value ending balance	$20,126	$25,832	$28,747	$27,608	$25,710	(22)%	(22)%

HELOC
Fair value beginning balance	$11,573	$12,597	$13,631	$13,994	$14,636	(8)%	(21)%
Addition of mortgage servicing rights	887	174	87	791	1,041
Reductions due to loan payments	(707)	(736)	(1,124)	(1,154)	(1,683)
Changes in fair value due to:
Changes in valuation model inputs
or assumptions (a)	(1,935)	(462)	(39)	-	-
Other changes in fair value	124	-	42	-	-
Fair value ending balance	$9,942	$11,573	$12,597	$13,631	$13,994	(14)%	(29)%

Total Consolidated
Fair value beginning balance	$1,159,820	$1,470,589	$1,522,966	$1,540,041	$1,533,942	(21)%	(24)%
Addition of mortgage servicing rights	79,758	67,474	100,758	105,338	89,746
Reductions due to loan payments	(40,772)	(43,763)	(52,647)	(65,984)	(65,759)
Reductions due to sale	(43,842)	(96,502)	-	-	-
Changes in fair value due to:
Changes in valuation model inputs
or assumptions (a)	(259,100)	(237,991)	(100,609)	118,115	(17,834)
Reclassification to trading assets	-	-	-	(174,547)	-
Other changes in fair value	59	13	121	3	(54)
Fair value ending balance	$895,923	$1,159,820	$1,470,589	$1,522,966	$1,540,041	(23)%	(42)%
(a) Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates

BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Regional Banking
Total revenues(a)	$207,628	$229,118	$228,572	$229,301	$227,556	(9)%	(9)%
Provision for loan losses	75,264	15,831	18,523	14,071	14,204	375%	430%
Noninterest expenses	150,520	159,880	153,814	161,336	156,319	(6)%	(4)%
Pre-tax (loss)/income	(18,156)	53,407	56,235	53,894	57,033	NM	NM
(Benefit)/provision for income taxes	(13,542)	27,024	19,797	11,826	14,620	NM	NM
Net (loss)/income from continuing operations	(4,614)	26,383	36,438	42,068	42,413	NM	NM
Income from discontinued operations, net of tax	883	4,137	209	179	240	(79)%	268%
Net (loss)/income	$(3,731)	$30,520	$36,647	$42,247	$42,653	NM	NM

Capital Markets
Total revenues(a)	$153,579	$119,191	$78,622	$106,690	$102,037	29%	51%
Provision for loan losses	15,031	1,244	2,018	3,673	1,162	NM	NM
Noninterest expenses	115,728	87,042	73,921	80,480	86,619	33%	34%
Pre-tax income	22,820	30,905	2,683	22,537	14,256	(26)%	60%
Provision for income taxes	8,437	11,572	900	8,411	5,287	(27)%	60%
Net income	$14,383	$19,333	$1,783	$14,126	$8,969	(26)%	60%

National Specialty Lending
Total revenues(a)	$54,494	$54,328	$62,419	$71,886	$76,555	*	(29)%
Provision for loan losses	149,483	139,398	22,807	19,104	13,127	7%	NM
Noninterest expenses	25,149	31,069	33,624	38,212	35,179	(19)%	(29)%
Pre-tax (loss)/income	(120,138)	(116,139)	5,988	14,570	28,249	NM	NM
(Benefit)/provision for income taxes	(46,589)	(43,857)	1,811	5,987	9,882	NM	NM
Net (loss)/income	$(73,549)	$(72,282)	$4,177	$8,583	$18,367	NM	NM

Mortgage Lending
Total revenues(a)	$199,026	$(79,826)	$69,059	$103,327	$97,305	NM	105%
Provision for loan losses	222	46	4	(112)	(7)	383%	NM
Noninterest expenses	147,543	174,203	108,303	115,461	105,240	(15)%	40%
Pre-tax income/(loss)	51,261	(254,075)	(39,248)	(12,022)	(7,928)	NM	NM
Provision/(benefit) for income taxes	18,513	(99,185)	(13,984)	(6,854)	(10,433)	NM	NM
Net income/(loss)	$32,748	$(154,890)	$(25,264)	$(5,168)	$2,505	NM	NM

Corporate
Total revenues(a)	$62,441	$(3,837)	$2,607	$8,527	$17,154	NM	264%
Provision for loan losses	-	-	-	7,672	-	NM	NM
Noninterest expenses	(663)	109,365	51,960	61,751	19,655	NM	NM
Pre-tax income/(loss)	63,104	(113,202)	(49,353)	(60,896)	(2,501)	NM	NM
Provision/(benefit) for income taxes	25,035	(41,896)	(17,854)	(23,231)	(554)	NM	NM
Net income/(loss)	$38,069	$(71,306)	$(31,499)	$(37,665)	$(1,947)	NM	NM

Total Consolidated
Total revenues(a)	$677,168	$318,974	$441,279	$519,731	$520,607	112%	30%
Provision for loan losses	240,000	156,519	43,352	44,408	28,486	53%	743%
Noninterest expenses	438,277	561,559	421,622	457,240	403,012	(22)%	9%
Pre-tax (loss)/income	(1,109)	(399,104)	(23,695)	18,083	89,109	NM	NM
(Benefit)/provision for income taxes	(8,146)	(146,342)	(9,330)	(3,861)	18,802	NM	NM
Net income/(loss) from continuing operations	7,037	(252,762)	(14,365)	21,944	70,307	NM	(90)%
Income from discontinued operations, net of tax	883	4,137	209	179	240	(79)%	268%
Net income/(loss)	$7,920	$(248,625)	$(14,156)	$22,123	$70,547	NM	(89)%
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Includes noninterest income and net interest income/(expense)
NM - Not meaningful
* Amount is less than one percent

REGIONAL BANKING
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Income Statement
Net interest income	$120,560	$133,608	$136,929	$137,672	$138,927	(10)%	(13)%
Noninterest income	87,068	95,509	91,644	91,629	88,629	(9)%	(2)%
Securities gains/(losses), net	-	1	(1)	-	-	NM	NM
Total revenue	207,628	229,118	$228,572	229,301	227,556	(9)%	(9)%
Total noninterest expense	150,520	159,880	153,814	161,336	156,319	(6)%	(4)%
Provision	75,264	15,831	18,523	14,071	14,204	375%	430%
Pretax (loss)/income	$(18,156)	$53,407	$56,235	$53,894	$57,033	(134)%	(132)%

Efficiency ratio	72.50%	69.78%	67.29%	70.36%	68.69%

Balance Sheet
Average loans (millions)	$10,705	$10,667	$11,162	$11,162	$11,022	*	(3)%
Other earning assets (millions)	339	525	35	23	62	(35)%	447%
Total earning assets (millions)	11,044	11,192	11,197	11,185	11,084	(1)%	*
Core deposits (millions)	10,057	9,852	10,150	10,215	10,305	2%	(2)%
Other deposits (millions)	1,160	1,368	1,368	1,265	1,145	(15)%	1%
Deposits - divestiture (millions)	153	378	-	-	-	(60)%	NM
Total deposits (millions)	$11,370	$11,598	$11,518	$11,480	$11,450	(2)%	(1)%
Net interest margin	4.39%	4.74%	4.85%	4.94%	5.08%

Noninterest Income Detail
Deposit transactions & cash mgmt	$41,227	$46,647	$43,630	$41,901	$38,438	(12)%	7%
Insurance commissions	7,854	7,485	6,507	7,890	9,357	5%	(16)%
Trust services & investment mgmt	9,147	10,137	9,972	10,671	9,733	(10)%	(6)%
Bankcard Income	4,491	5,035	5,065	5,027	4,774	(11)%	(6)%
Other service charges	4,037	4,152	4,185	4,724	4,672	(3)%	(14)%
Miscellaneous revenue	20,312	22,053	22,285	21,416	21,655	(8)%	(6)%
Total noninterest income	$87,068	$95,509	$91,644	$91,629	$88,629	(9)%	(2)%

Key Statistics
Locations
Full-Service Financial Centers	206	216	233	233	231	(5)%	(11)%
First Tennessee	197	197	199	199	199	-	(1)%
First Horizon Bank	9	19	34	34	32	(53)%	(72)%
Trust Assets
Total assets (millions)	$11,681	$12,300	$12,954	$12,954	$12,878	(5)%	(9)%
Total managed assets (millions)	5,641	5,880	6,645	6,811	6,700	(4)%	(16)%
NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Income Statement
Net interest income
Correspondent Banking	$12,808	$11,437	$12,483	$13,776	$12,799	12%	*
Capital Markets	6,841	4,389	1,655	(83)	(2,070)	56%	NM
Total net interest income	19,649	15,826	14,138	13,693	10,729	24%	83%
Noninterest income:
Fixed income	152,208	77,126	46,003	48,258	46,313	97%	229%
Other	(18,278)	26,239	18,481	44,739	44,995	(170)%	(141)%
Total noninterest income	133,930	103,365	64,484	92,997	91,308	30%	47%
Total revenue	153,579	119,191	78,622	106,690	102,037	29%	51%
Noninterest expense	115,728	87,042	73,921	80,480	86,619	33%	34%
Provision	15,031	1,244	2,018	3,673	1,162	NM	NM
Pretax income	$22,820	$30,905	$2,683	$22,537	$14,256	(26)%	60%

Efficiency ratio	75.35%	73.03%	94.02%	75.43%	84.89%

Balance Sheet
Trading inventory (millions)	$1,962	$1,934	$1,810	$2,546	$2,409	1%	(19)%
Loans (millions)	1,465	1,402	1,291	1,418	1,302	4%	13%
Other earning assets (millions)	1,728	1,708	1,532	1,685	1,820	1%	(5)%
Total earning assets (millions)	$5,155	$5,044	$4,633	$5,649	$5,531	2%	(7)%
Net interest margin:
Correspondent Banking	3.28%	3.01%	3.17%	3.33%	3.48%	9%	(6)%
Capital Markets	.77%	.49%	.21%	(.01)%	(.21)%	57%	NM
Total Capital Markets	1.53%	1.24%	1.21%	.97%	.79%	23%	95%
NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

NATIONAL SPECIALTY LENDING
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Income Statement
Net interest income	$53,840	$58,703	$61,224	$59,438	$64,556	(8)%	(17)%
Noninterest income	654	(4,375)	1,195	12,448	11,999	(115)%	(95)%
Total revenue	54,494	54,328	62,419	71,886	76,555	*	(29)%
Total noninterest expense	25,149	31,069	33,624	38,212	35,179	(19)%	(29)%
Provision	149,483	139,398	22,807	19,104	13,127	7%	NM
Pretax (loss)/income	$(120,138)	$(116,139)	$5,988	$14,570	$28,249	3%	(525)%

Efficiency ratio	46.15%	57.19%	53.87%	53.16%	45.95%

Balance Sheet
Homebuilder Finance	$411	$379	$357	$348	$309	8%	33%
Income Property	1,423	1,472	1,483	1,530	1,523	(3)%	(7)%
One-Time Close Product	1,909	2,097	2,145	2,095	2,046	(9)%	(7)%
HELOC and Other Installment Loans	5,613	5,502	5,360	5,351	5,390	2%	4%
Average loans (millions)	9,356	9,450	9,345	9,324	9,268	(1)%	1%
Other earning assets (millions)	22	175	355	319	307	(87)%	(93)%
Total earning assets (millions)	9,378	9,625	9,700	9,643	9,575	(3)%	(2)%
Total deposits (millions)	294	356	426	426	411	(17)%	(28)%
Net interest margin	2.31%	2.42%	2.50%	2.47%	2.73%	(5)%	(16)%
NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Income Statement
Net interest income	$31,012	$22,852	$26,939	$28,382	$20,596	36%	51%
Noninterest income
Net origination fees (a)	84,056	5,008	(17,494)	67,281	63,642	NM	32%
Net servicing fees	69,343	(118,107)	49,738	(3,496)	3,008	(159)%	NM
Other fees	14,615	10,421	9,876	11,160	10,059	40%	45%
Total noninterest income	168,014	(102,678)	42,120	74,945	76,709	(264)%	119%
Total revenue	199,026	(79,826)	69,059	103,327	97,305	(349)%	105%
Noninterest expense (b)	147,543	174,203	108,303	115,461	105,240	(15)%	40%
Provision	222	46	4	(112)	(7)	383%	NM
Pretax (loss)/income	$51,261	$(254,075)	$(39,248)	$(12,022)	$(7,928)	(120)%	(747)%

Efficiency ratio	74.13%	(218.23)%	156.83%	111.74%	108.15%

Balance Sheet
Warehouse (millions)	$3,230	$2,672	$3,311	$3,531	$3,030	21%	7%
Other earning assets (millions)	860	981	1,007	995	796	(12)%	8%
Total earning assets (millions)	$4,090	$3,653	$4,318	$4,526	$3,826	12%	7%
Escrow balances (millions)	$1,691	$1,709	$1,894	$2,032	$1,858	(1)%	(9)%
Net interest margin	3.05%	2.48%	2.48%	2.52%	2.18%
Warehouse Spread	2.63%	1.54%	1.34%	1.14%	1.12%

Noninterest Expense Detail
Commissions & incentives (a)	$45,956	$39,359	$45,112	$50,660	$44,984
FAS 91 cost deferral (a)	764	(3,878)	6,392	(3,832)	(1,816)
Other salaries & benefits	35,700	38,727	49,147	55,408	51,882
Total salaries & benefits	82,420	74,208	100,651	102,236	95,050	11%	(13)%
Contract labor & outsourcing	2,781	1,968	2,941	2,468	2,574
Equipment & occupancy	14,895	14,814	17,177	16,639	17,221
Foreclosure provision	2,395	4,872	(241)	2,225	1,611
Other expenses (a)	45,115	120,155	44,327	50,603	40,714
Total expenses before FAS 91 reclass	147,606	216,017	164,855	174,171	157,170	(32)%	(6)%
FAS 91 reclassification (a)(c)	(3,962)	(46,133)	(61,505)	(62,996)	(56,343)
Total noninterest expense before
segment allocations	143,644	169,884	103,350	111,175	100,827
Segment allocations	3,899	4,319	4,953	4,286	4,413
Total noninterest expense	$147,543	$174,203	$108,303	$115,461	$105,240	(15)%	40%
NM - Not meaningful
* Amount is less than one percent.
(a) 1Q08 includes effect of adopting accounting standards, including fair value election for warehouse loans
(b) 4Q07 includes $71.1 million of goodwill impairment
(c) See Glossary of Terms
Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING: ORIGINATION INCOME
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Origination Income
Origination fees	$54,636	$47,789	$56,042	$68,609	$58,755
FAS 91 fee deferral (a)	-	(4,818)	5,563	(2,436)	(1,016)
Appraisal, final inspection,
credit report fees	5,953	5,387	6,864	7,860	6,544
Total origination fees	60,589	48,358	68,469	74,033	64,283	25%	(6)%
Secondary marketing income
Prime
OMSR, SRP	77,899	66,443	96,527	98,072	76,821
Marketing G/L (Trading Gains)	(33,243)	(17,247)	(57,655)	13,435	17,728
Concessions	(41,146)	(26,174)	(49,551)	(45,609)	(34,350)
LOCOM	(16,582)	(17,631)	(11,530)	(6,880)	(2,519)
Subtotal Prime	(13,072)	5,391	(22,209)	59,018	57,680	(342)%	(123)%
Non-Prime
OMSR, SRP	(8)	14	87	(710)	331
LOCOM	(433)	(1,178)	(2,976)	(1,604)	(553)
Recourse Provision (b)	(1,474)	(1,444)	640	(460)	(1,757)
Subtotal Non-Prime	(1,915)	(2,608)	(2,249)	(2,774)	(1,979)	(27)%	(3)%
Total Secondary Marketing income	(14,987)	2,783	(24,458)	56,244	55,701	(639)%	(127)%
FAS 91 Reclassification (a)	(3,962)	(46,133)	(61,505)	(62,996)	(56,343)	(91)%	(93)%
Accounting Standards Adoption (c)	42,416	-	-	-	-
Total Origination Income	$84,056	$5,008	$(17,494)	$67,281	$63,641	NM	32%

Margins
Marketing margin on deliveries (bps):
OMSR, SRP	105	121	131	132	127
Marketing G/L (Trading Gains)	(45)	(31)	(78)	18	29
Concessions	(56)	(48)	(67)	(62)	(57)
LOCOM	(23)	(34)	(20)	(12)	(5)
Recourse Provision (b)	(1)	(3)	1	-	(2)
Total Marketing Margin on Deliveries	(20)	5	(33)	76	92
NM - Not meaningful
(a) 1Q08 decrease due to effects of fair value election for warehouse loans.
(b) Represents the reclassification from expense to secondary marketing income of expected loss provisions related to the recourse obligation on sales of non-prime loans.
(c) Net effect of adopting SFAS 157, SFAS 159, and SAB 109 in 1Q08.

MORTGAGE BANKING: ORIGINATION METRICS
Quarterly, Unaudited

						1Q08 Change vs.
($ in millions)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Production
First lien production	$7,510	$6,308	$6,672	$8,092	$6,302	19%	19%

Breakdown by Product Type
Prime
Conventional Fixed	65%	63%	58%	56%	53%
Conventional ARM	7%	3%	5%	3%	3%
Jumbo Fixed	2%	6%	7%	9%	9%
Jumbo ARM	2%	3%	6%	8%	6%
Alt A	2%	6%	12%	14%	20%
Government	21%	17%	9%	7%	7%
Non Prime	-	-	-	1%	2%
Other	1%	2%	3%	2%	-

Breakdown by Payment Type
Fully amortizing	92%	89%	78%	71%	70%
Interest only - fixed	3%	7%	13%	18%	20%
Interest only - ARM	5%	4%	9%	11%	10%
Option ARM's	-	-	-	-	-
Production Refinanced %	64%	47%	31%	38%	45%
Production Purchased %	36%	53%	69%	62%	55%
ARMs % (Excluding Gov't ARMS)	9%	6%	13%	15%	14%

Sales Force
Total Sales Force	1,565	1,696	2,124	2,508	2,486

Warehouse/Pipeline
Ending Warehouse Balance	$3,130	$2,971	$2,083	$2,950	$2,527	5%	24%
Ending Pipeline Balance (Locked)	5,293	3,363	4,088	4,288	4,019	57%	32%

Loan Sales (Deliveries)
Prime	7,410	5,504	7,398	7,302	5,919	35%	25%
Non-Prime	-	-	1	55	134	NM	(100)%
Total Loan Sales	$7,410	$5,504	$7,399	$7,357	$6,053	35%	22%
Definitions:
Prime: Mortgages made to borrowers who typically have good credit history, full documentation, and standard structures;
"A" market conventional loans have limited credit and other risks.

Alt-A & GSE Expanded Approval: Resembles prime mortgages but lack full documentation or have non-standard structures.
They have more potential risks than prime, but less than non-prime mortgages.

Non-Prime: Mortgage loans made to borrowers who typically have derogatory information in their credit history;
non-prime loans are also made to borrowers w/ acceptable credit history but have other non-standard loan features.

Government: FHA/VA loans that are eligible for GNMA securitizations and government guarantees.
NM - Not meaningful
* Amount is less than one percent.

MORTGAGE BANKING: SERVICING
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Servicing Income
Gross Service Fees	$88,891	$90,153	$90,694	$90,282	$100,077
Guarantee Fees	(18,791)	(19,775)	(19,312)	(18,874)	(18,570)
Sub-Service Fee Income	243	244	1	11	27
Lender Paid MI	(4)	(21)	(9)	(20)	(2)
Net Service Fees	70,339	70,601	71,374	71,399	81,532	*	(14)%
Early Payoff Interest Expense	(5,446)	(3,626)	(3,409)	(5,036)	(4,749)
Ancillary Fees	9,214	9,192	8,696	7,509	7,951
Total Service Fees	74,107	76,167	76,661	73,872	84,734	(3)%	(13)%
Change in MSR Value - Runoff	(37,449)	(40,930)	(48,963)	(62,661)	(61,698)	(9)%	(39)%
Net hedging results:
Change in MSR Value - Other than Runoff**	(255,485)	(234,998)	(102,887)	115,739	(17,138)
MSR Hedge (Losses)/Gains	280,935	119,651	126,742	(116,955)	8,773
Change in Trading Asset Value**	(74,136)	(73,496)	(24,046)	28,003	(3,312)
Trading Asset Hedge (Losses)/Gains	86,322	59,022	29,343	(35,790)	1,226
Option Expense on Servicing Hedges	(4,950)	(23,523)	(7,112)	(5,704)	(9,577)
Total net hedging results	32,686	(153,344)	22,040	(14,707)	(20,028)	(121)%	NM
Total Servicing Income	$69,344	$(118,107)	$49,738	$(3,496)	$3,008	(159)%	NM

Key Servicing Metrics (millions)
Beginning Servicing Portfolio	$103,709	$108,401	$105,652	$102,822	$101,370
Additions to portfolio	7,650	6,399	6,484	7,778	6,237
Prepayments	(4,144)	(2,931)	(2,829)	(3,944)	(3,645)
Amortization	(675)	(725)	(707)	(708)	(696)
Service Release Sales	(69)	(166)	(199)	(296)	(444)
Bulk Sale	(7,449)	(7,269)	-	-	-
Ending Servicing Portfolio (Owned)	$99,022	$103,709	$108,401	$105,652	$102,822	(5)%	(4)%
Avg. Servicing Portfolio (Owned)	$103,794	$107,259	$107,073	$104,208	$101,992	(3)%	2%
Average Loans Serviced (#)	618,505	632,482	652,479	643,314	636,496	(2)%	(3)%

Portfolio Product Mix (Average)
GNMA	8%	8%	7%	8%	8%
FNMA/FHLMC	64%	65%	65%	64%	64%
Private	25%	24%	25%	25%	25%
Sub-Total	97%	97%	97%	97%	97%
Warehouse	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net Service Fees - Annualized (bps)	27	26	27	27	32
Total Service Fees - Annualized (bps)	29	28	29	28	33

Ancillary Income per Loan (Annualized)	$59.59	$58.13	$53.31	$46.68	$49.97	3%	19%
Servicing Cost per Loan (Annualized)	$56.39	$50.56	$48.15	$49.51	$49.44	12%	14%

Average Servicing Asset (millions)***	1,019	1,353	1,465	1,371	1,505
Servicing Book Value (bps)	98	126	137	132	148

90+ Delinquency Rate, excluding foreclosures	1.73%	1.48%	1.18%	.96%	.87%

Change in MSR Asset /
Average Servicing Asset	5%	46%	7%	19%	19%
Run-Off Rate - Annualized	19%	14%	13%	18%	17%
NM - Not meaningful
* Amount is less than one percent.
** 4Q07 includes a portion of the $135 million valuation adjustment
*** Includes valuation reserve/MSRs only
Certain previously reported amounts have been reclassified to agree with current presentation.

CORPORATE
Quarterly, Unaudited

						1Q08 Change vs.
(Thousands)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Income Statement
Net interest income/(expense)	$3,152	$(4,795)	$(1,224)	$454	$2,744	(166)%	15%
Net interest expense from
deferred compensation	(121)	(207)	(202)	(207)	(133)	(42)%	(9)%
Total net interest income/(expense)	3,031	(5,002)	(1,426)	247	2,611	(161)%	16%
Noninterest income	14	13,275	3,506	1,691	3,005	NM	NM
Noninterest income from
deferred compensation	(6,550)	(1,667)	526	7,603	1,265	293%	(618)%
Total noninterest income	(6,536)	11,608	4,032	9,294	4,270	(156)%	(253)%
Securities gains/(losses), net	65,946	(10,443)	1	(1,014)	10,273	(731)%	542%
Total revenue	62,441	(3,837)	2,607	8,527	17,154	NM	264%
Noninterest expense	7,414	110,753	51,345	51,921	17,759	(93)%	(58)%
Deferred compensation expense	(8,077)	(1,388)	615	9,830	1,896	482%	(526)%
Total noninterest expense	(663)	109,365	51,960	61,751	19,655	(101)%	(103)%
Provision	-	-	-	7,672	-	-	-
Pretax income/(loss)	$63,104	$(113,202)	$(49,353)	$(60,896)	$(2,501)	(156)%	NM

Balance Sheet
Total earning assets (millions)	3,001	2,986	3,163	3,341	3,768	1%	(20)%
Net interest margin	.41%	(.66)%	(.18)%	.03%	.28%
NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						1Q08 Change vs.
(Dollars in millions, except per share amounts)	1Q08	4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Tier 1 Capital (a)	$2,443.6	$2,459.5	$2,666.8	$2,711.3	$2,739.1	(1)%	(11)%
Tier 2 Capital (a)	1,424.7	1,400.5	1,321.4	1,316.2	1,324.0	2%	8%
Total Capital (a)	$3,868.3	$3,860.0	$3,988.2	$4,027.5	$4,063.1	*	(5)%

Risk-Adjusted Assets (a)	$30,179.4	$30,271.9	$31,041.9	$31,224.1	$31,368.0	*	(4)%

Tier 1 Ratio (a)	8.10%	8.12%	8.59%	8.68%	8.73%
Tier 2 Ratio (a)	4.72	4.63	4.26	4.22	4.22
Total Capital Ratio (a)	12.82%	12.75%	12.85%	12.90%	12.95%

Leverage Ratio (a)	6.62%	6.64%	7.12%	7.00%	7.15%
Shareholders' Equity/Assets Ratio (b)	5.67	5.77	6.46	6.42	6.48
Tangible Equity/RWA (a)	6.08	6.16	6.75	6.86	6.91

Tangible Book Value	$14.67	$14.86	$16.51	$16.73	$17.22
Book Value	16.59	16.83	19.08	19.43	19.88
NM - Not meaningful
* Amount is less than one percent.
(a) Current quarter is an estimate
(b) Calculated on period-end balances
Certain previously reported amounts have been reclassified to agree with current presentation.

ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

											1Q08 Change vs.
(Thousands)	1Q08		4Q07		3Q07		2Q07		1Q07		4Q07	1Q07

Allowance for Loan Losses Walk-Forward
Beginning Reserve	$342,341		$236,611		$229,919		$220,806		$216,285		45%	58%
Provision	240,000		156,519		43,352		44,408		28,486		53%	743%
Divestitures/acquisitions/transfers	-		4		(5,276)		(12,326)		2,655		NM	NM
Charge-offs	(101,756)		(54,891)		(35,858)		(26,493)		(29,665)		85%	243%
Recoveries	2,618		4,098		4,474		3,524		3,045		(36)%	(14)%
Ending Balance	$483,203		$342,341		$236,611		$229,919		$220,806		41%	119%
Reserve for off-balance sheet commitments	11,786		10,726		9,002		10,494		9,406		10%	25%
Total allowance for loan losses plus reserve	$494,989		$353,067		$245,613		$240,413		$230,212		40%	115%

Allowance for Loan Losses
Regional Banking	$184,472		$139,150		$135,736		$137,237		$135,938		33%	36%
Capital Markets	24,338		13,522		15,072		15,738		14,369		80%	69%
National Specialty Lending	273,127		188,550		84,787		75,941		69,517		45%	293%
Mortgage Banking	1,266		1,119		1,016		1,003		982		13%	29%
Total allowance for loan losses	$483,203		$342,341		$236,611		$229,919		$220,806		41%	119%

Non-Performing Assets
Regional Banking
Nonperforming loans	$81,244		$30,608		$37,102		$20,692		$26,212		165%	210%
Foreclosed real estate	38,019		35,026		27,214		27,289		27,204		9%	40%
Total Regional Banking	119,263		65,634		64,316		47,981		53,416		82%	123%
Capital Markets
Nonperforming loans	13,030		8,970		10,051		11,921		3,598		45%	262%
Foreclosed real estate	600		810		810		810		810		(26)%	(26)%
Total Capital Markets	13,630		9,780		10,861		12,731		4,408		39%	209%
National Specialty Lending
Nonperforming loans	433,285		243,711		142,645		95,411		43,810		78%	889%
Foreclosed real estate	29,680		34,120		18,030		14,276		12,040		(13)%	147%
Total National Specialty Lending	462,965		277,831		160,675		109,687		55,850		67%	729%
Mortgage Banking
Nonperforming loans - held for sale	9,693		23,797		18,508		12,484		10,347		(59)%	(6)%
Foreclosed real estate	15,373		15,385		13,992		11,214		11,904		*	29%
Total Mortgage Banking	25,066		39,182		32,500		23,698		22,251		(36)%	13%
Total nonperforming assets	$620,924		$392,427		$268,352		$194,097		$135,925		58%	357%

Net Charge-Offs
Regional Banking	$29,942		$12,421		$14,748		$12,772		$18,472		141%	62%
Capital Markets	4,215		2,794		2,684		2,304		(32)		51%	NM
National Specialty Lending	64,906		35,635		13,961		8,026		8,181		82%	693%
Mortgage Banking	75		(57)		(9)		(133)		(1)		(232)%	NM
Total net charge-offs	$99,138		$50,793		$31,384		$22,969		$26,620		95%	272%

Consolidated Key Ratios
NPL % (a)	2.41%		1.28%		.86%		.57%		.33%
NPA % (b)	2.78		1.66		1.13		.81		.56
Net charge-offs % (c)	1.81		.93		.57		.41		.48
Allowance / Loans	2.20		1.55		1.08		1.03		.99
Allowance to loans excluding insured loans	2.26		1.62		1.12		1.07		1.03
Allowance / NPL (d)	.92	x	1.21	x	1.25	x	1.80	x	3.00	x
Allowance / NPA (e)	.79	x	.93	x	.95	x	1.27	x	1.76	x
Allowance / Charge-offs (f)	1.22	x	1.68	x	1.88	x	2.50	x	2.07	x

Other
Loans past due 90 days or more (g)	$300,185		$251,509		$206,660		$171,027		$169,840		19%	77%
Guaranteed portion (g)	223,572		190,899		158,780		130,858		123,461		17%	81%
Foreclosed real estate from GNMA loans	22,346		18,642		15,610		13,910		16,655		20%	34%
Period-end loans, net of unearned income (millions)	$21,932		$22,104		$21,973		$22,382		$22,268		(1)%	(2)%
Insured loans	596		913		928		987		847		(35)%	(30)%
Total loans excluding insured loans	$21,336		$21,191		$21,045		$21,395		$21,421		1%	*
Off-balance sheet commitments (millions) (h)	$6,826		$6,929		$7,106		$7,202		$7,586		(1)%	(10)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent
(a) Ratio is nonperforming loans in the loan portfolio to total loans
(b) Ratio is nonperforming assets related to the loan portfolio to total loans plus foreclosed real estate and other assets
(c) Ratio is annualized net charge-offs to average total loans
(d) Ratio is allowance to nonperforming loans in the loan portfolio
(e) Ratio is allowance to nonperforming assets related to the loan portfolio
(f) Ratio is allowance to annualized net charge-offs
(g) Includes loans held for sale.
(h) Amount of off-balance sheet commitments for which a reserve has been provided.

ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

							1Q08 Change vs.
	1Q08		4Q07	3Q07	2Q07	1Q07	4Q07	1Q07

Key Portfolio Details
Commercial (C&I & Other)
Period-end loans ($ millions)	$7,225		$6,969	$7,189	$7,162	$7,294	4%	(1)%
30+ Delinq. %	.93%		.50%	.41%	.66%	.50%
NPL %	.64		.24	.33	.31	.45
Charge-offs % (qtr. annualized)	.83		.20	.57	.45	.55
Allowance / Loans %	1.59%
Allowance / NPL	2.51	x
Allowance / Charge-offs	2.31	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,982		$1,948	$1,970	$1,921	$1,799	2%	10%
30+ Delinq. %	.57%		1.96%	.86%	.38%	.07%
NPL %	2.01		.27	.06	.06	.09
Charge-offs % (qtr. annualized)	1.94		.13	.12	.04	.01
Allowance / Loans %	2.47%
Allowance / NPL	1.23	x
Allowance / Charge-offs	1.28	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$1,980		$2,093	$2,211	$2,271	$2,264	(5)%	(13)%
30+ Delinq. %	2.73%		3.56%	1.25%	1.96%	.82%
NPL %	12.07		6.43	3.93	1.67	.41
Charge-offs % (qtr. annualized)	5.93		3.82	.51	.29	.43
Allowance / Loans %	3.64%
Allowance / NPL	.30	x
Allowance / Charge-offs	.58	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$7,964		$8,182	$7,648	$8,064	$8,020	(3)%	(1)%
30+ Delinq. %	1.55%		1.43%	1.25%	1.01%	.94%
NPL %	.11		.09	.09	.09	.06
Charge-offs % (qtr. annualized)	.93		.62	.37	.37	.32
Allowance / Loans %	1.19%
Allowance / NPL	10.38	x
Allowance / Charge-offs	1.28	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$1,815		$2,008	$2,160	$2,157	$2,073	(10)%	(12)%
30+ Delinq. %	2.67%		2.50%	1.91%	1.08%	1.73%
NPL %	11.01		5.68	3.21	2.60	1.41
Charge-offs % (qtr. annualized)	4.63		2.18	1.16	.68	.14
Allowance / Loans %	6.49%
Allowance / NPL	.59	x
Allowance / Charge-offs	1.33	x

Other Consumer, Permanent Mortgage, and Credit Card
Period-end loans ($ millions)	$966		$904	$795	$807	$818	7%	18%
30+ Delinq. %	5.94%		4.45%	1.73%	1.61%	1.84%
NPL %	1.96		.31	.21	.19	.10
Charge-offs % (qtr. annualized)	1.69		.96	.90	.93	.76
Allowance / Loans %	1.51%
Allowance / NPL	.07	x
Allowance / Charge-offs	.89	x

ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

											1Q08 Change vs.
	1Q08		4Q07		3Q07		2Q07		1Q07		4Q07	1Q07

Total Regional Banking
Period-end loans ($ millions)	$10,803		$10,631		$11,161		$11,085		$10,986		2%	(2)%
30+ Delinq. %	1.23%		1.16%		.73%		.81%		.66%
NPL %	.75		.29		.33		.19		.24
Charge-offs % (qtr. annualized)	1.16		.50		.51		.50		.53
Allowance / Loans %	1.71%		1.31%		1.22%		1.24%		1.24%
Allowance / NPL	2.27	x	4.55	x	3.66	x	6.63	x	5.19	x
Allowance / Charge-offs	1.49	x	2.62	x	2.37	x	2.48	x	2.35	x

Key Portfolio Details
Commercial (C&I & Other)
Period-end loans ($ millions)	$6,134		$5,940		$6,264		$6,197		$6,250		3%	(2)%
30+ Delinq. %	.98%		.50%		.41%		.72%		.51%
NPL %	.62		.30		.28		.29		.38
Charge-offs % (qtr. annualized)	.75		.31		.67		.53		.70
Allowance / Loans %	1.59%
Allowance / NPL	2.72	x
Allowance / Charge-offs	2.29	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,365		$1,320		$1,350		$1,346		$1,227		3%	11%
30+ Delinq. %	.52%		2.60%		.91%		.28%		.10%
NPL %	1.42		.04		.08		.08		.14
Charge-offs % (qtr. annualized)	2.57		.04		.07		.08		.01
Allowance / Loans %	2.35%
Allowance / NPL	1.66	x
Allowance / Charge-offs	.93	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$526		$570		$622		$628		$602		(8)%	(13)%
30+ Delinq. %	2.61%		2.10%		.59%		.40%		.09%
NPL %	4.68		2.14		2.98		.29		.15
Charge-offs % (qtr. annualized)	2.30		2.30		.02		.19		.01
Allowance / Loans %	3.92%
Allowance / NPL	.84	x
Allowance / Charge-offs	1.65	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,486		$2,491		$2,616		$2,605		$2,602		*	(4)%
30+ Delinq. %	1.83%		1.70%		1.33%		1.32%		1.31%
Charge-offs % (qtr. annualized)	.76		.64		.40		.59		.41
Allowance / Loans %	.70%
Allowance / Charge-offs	.92	x

Other Consumer and Credit Card
Period-end loans ($ millions)	$293		$310		$309		$309		$305		(5)%	(4)%
30+ Delinq. %	1.89%		1.77%		1.82%		1.63%		1.67%
Charge-offs % (qtr. annualized)	4.69		1.71		1.53		1.74		1.31
Allowance / Loans %	4.43%
Allowance / Charge-offs	.95	x
* Amount is less than one percent

ASSET QUALITY: NATIONAL SPECIALTY LENDING
Quarterly, Unaudited

											1Q08 Change vs.
	1Q08		4Q07		3Q07		2Q07		1Q07		4Q07	1Q07

Total National Specialty Lending
Period-end loans ($ millions)	$9,114		$9,554		$9,079		$9,509		$9,391		(5)%	(3)%
30+ Delinq. %	1.85%		2.02%		1.38%		1.21%		1.03%
NPL %	4.75		2.55		1.57		1.00		.47
Charge-offs % (qtr. annualized)	2.80		1.50		.61		.35		.36
Allowance / Loans %	3.00%		1.97%		.93%		.80%		.74%
Allowance / NPL	.63	x	.77	x	.59	x	.80	x	1.59	x
Allowance / Charge-offs	1.07	x	1.32	x	1.53	x	2.28	x	2.05	x

Key Portfolio Details
Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$428		$393		$376		$349		$334		9%	28%
30+ Delinq. %	.55%		.76%		1.37%		.42%		.03%
NPL %	4.65		1.18		-		-		-
Charge-offs % (qtr. annualized)	.87		-		.49		-		-
Allowance / Loans %	3.07%
Allowance / NPL	.66	x
Allowance / Charge-offs	3.67	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$1,363		$1,431		$1,479		$1,512		$1,535		(5)%	(11)%
30+ Delinq. %	2.78%		4.28%		1.13%		2.76%		1.17%
NPL %	15.36		7.80		4.18		2.00		.44
Charge-offs % (qtr. annualized)	7.45		4.01		.63		.16		.50
Allowance / Loans %	3.53%
Allowance / NPL	.23	x
Allowance / Charge-offs	.46	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$5,478		$5,691		$5,032		$5,459		$5,418		(4)%	1%
30+ Delinq. %	1.44%		1.33%		1.14%		.89%		.79%
NPL %	.12		.09		.09		.10		.07
Charge-offs % (qtr. annualized)	1.02		.62		.34		.28		.30
Allowance / Loans %	1.43%
Allowance / NPL	2.74	x
Allowance / Charge-offs	1.41	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$1,815		$2,008		$2,160		$2,157		$2,073		(10)%	(12)%
30+ Delinq. %	2.67%		2.50%		1.91%		1.08%		1.73%
NPL %	11.01		5.68		3.21		2.60		1.41
Charge-offs % (qtr. annualized)	4.63		2.18		1.16		.68		.14
Allowance / Loans %	6.49%
Allowance / NPL	.59	x
Allowance / Charge-offs	1.33	x

Other Consumer
Period-end loans ($ millions)	$29		$32		$32		$30		$30		(9)%	(3)%
30+ Delinq. %	6.90%		6.00%		5.56%		4.89%		4.79%
Charge-offs % (qtr. annualized)	9.13		9.61		6.91		6.20		6.80
Allowance / Loans %	.33%
Allowance / Charge-offs	.60	x

ASSET QUALITY: MORTGAGE BANKING & CAPITAL MARKETS
Quarterly, Unaudited

											1Q08 Change vs.
	1Q08		4Q07		3Q07		2Q07		1Q07		4Q07	1Q07

Total Mortgage Banking
Period-end loans ($ millions)	$647		$562		$459		$475		$490		15%	32%
30+ Delinq. %	7.73%		5.59%		1.29%		1.29%		1.65%
Allowance / Loans %	.20%		.20%		.22%		.21%		.20%

Total Capital Markets
Period-end loans ($ millions)	$1,368		$1,356		$1,274		$1,315		$1,402		1%	(2)%
30+ Delinq. %	.82%		.99%		.56%		.38%		.31%
NPL %	.95		.66		.79		.91		.26
Charge-offs % (qtr. annualized)	1.23		.86		.85		.49		.01
Allowance / Loans %	1.78%		1.00%		1.18%		1.20%		1.02%
Allowance / NPL	1.87	x	1.51	x	1.50	x	1.32	x	3.99	x
Allowance / Charge-offs	1.44	x	1.15	x	1.40	x	2.43	x	79.83	x

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS
Unaudited

C&I Portfolio: $7.2 Billion (33% of Total Loans)

- Impacted by deterioration in economic conditions and impacts of housing market
- Diverse and granular portfolio
- Mostly relationship customers in TN and regional middle market lending efforts

Consumer Real Estate (primarily Home Equity) Portfolio: $8.0 Billion (36% of Total Loans)

- Performance shows deterioration in Q1 primarily related to higher risk markets	Top 10 States
- Geographically diverse		% OS	Del. %	C/O %
- Top States (TN= 29%, CA = 14%, WA = 4%, MD = 4%, VA = 3%, FL = 3%)	TN	29%	1.60%	.34%
- Strong borrower quality	CA	14%	1.15%	1.16%
- 752 avg. origination FICO; 729 avg. portfolio FICO (refreshed)	WA	4%	.56%	.43%
- Good collateral position	MD	4%	1.34%	.46%
- High LTV loans managed through whole loan insurance	VA	3%	2.05%	4.24%
-26% 1st lien and 74% second lien	FL	3%	2.68%	2.94%
- 86% of uninsured portfolio <90 CLTV	GA	3%	1.85%	1.55%
- 14% of uninsured portfolio is HLTV, 62% of which (or 8.7%) have FICO >700	AZ	3%	1.82%	1.27%
- No longer originating loans >89.9% CLTV	PA	2%	1.64%	.60%
- Good borrower capacity (33% avg. DTI)	NJ	2%	1.65%	.06%
- Primarily retail-sourced (85% retail)
- Mix of older vintage loans	As 0f 03/31/08
- 57% originated prior to 2006
	FICO (Orig.)
		% OS	Del. %	C/O %
	760+	33%	.38%	.32%
	700-759	43%	1.26%	.95%
	660-699	17%	2.55%	1.38%
	620-659	6%	4.83%	2.61%
	<620	2%	6.98%	2.41%
	As 0f 03/31/08

	CLTV (Orig.)
		% OS	Del. %	C/O %
	>90%	22%	2.44%	1.84%
	80.1%-90.0%	26%	1.79%	1.33%
	<=80%	53%	1.08%	.37%
	As 0f 03/31/08
As of Mar. 31, 2008

Homebuilder Portfolio: $2.0 Billion (9% of Total Loans)	Top 10 States
		% OS	% NPL
- Loans to residential builders and developers	TN	18%	3%
- Performance under pressure from housing market (oversupply & lack of mortgage availability)	FL	12%	29%
- Most severe market conditions in Florida, California, Virginia/DC, Nevada, Arizona, and Georgia/Atlanta	WA	10%	4%
- Condominium construction balances small ($241 million) but individual commitments tend to be larger	CA	9%	17%
- Managing existing relationships (shrinking business into 2008)	TX	6%	6%
- Devoting additional resources to manage problem loans	NC	5%	2%
- Ceased originations for national CRE business in January: wind-down portfolio	VA	5%	23%
	MD	4%	-
	CO	4%	11%
	GA	3%	12%
	As 0f 03/31/08

One-Time Close (OTC) Portfolio: $1.8 Billion (8% of Total Loans)	Top 10 States
		% OS	% NPL
- Construction-to-perm loans with short duration	CA	22%	27%
- Performance under pressure from housing market, borrower stress	TX	14%	6%
and lack of product salability in the secondary market	UT	9%	6%
- Actively identifying and remediating problem accounts with a variety of strategies	ID	7%	13%
- Devoting additional resources to manage problem loans	WA	7%	2%
- Ceased originations for national OTC lending: wind-down portfolio	AZ	5%	5%
	FL	5%	22%
	OR	4%	2%
	VA	2%	3%
	MD	2%	-
	As 0f 03/31/08

Income CRE Portfolio: $2.0 Billion (9% of Total Loans)	Top 10 States
		% OS	% NPL
- Traditional commercial real estate construction and mini-permanent loans	TN	39%	1%
- Two-thirds managed by Regional Banking segment	NC	10%	-
- One-third in national CRE business: wind-down portfolio	FL	9%	11%
- Performance showing some impact from housing market	MS	4%	1%
	TX	3%	-
	AZ	3%	-
	CA	2%	18%
	OR	1%	7%
	As 0f 03/31/08

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process	1Q08 Actions

Commercial Loans (Real Estate / C&I)
Risk Grading

Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflects both the probability of default and estimated loss in the event of default.  Loans with emerging weaknesses receive increased oversight through our Watch List process.
RMs received additional training and tools to promptly identify weakening credits. Required RMs to review all the assigned grades for all C&I and CRE loans.

	Portfolio Reviews conducted quarterly by senior credit officers to provide independent oversight of risk grading decisions for larger credits.	Portfolio Review process enhanced and repeated for CRE and expanded to cover C&I portfolio related to the housing industry.

Watch List Process

For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans.  After initial identification, RMs prepare monthly Watch List updates for review and discussion by more senior Line and Credit officers.  This oversight brings consistent grading and allows timely identification of loans that need to be further downgraded or placed on non-accrual.

Classified & Non-Accruals
When a loan becomes Classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group. Accounts receive expert workout attention; new appraisals are generally ordered.

Loans 90 days or more past due, or when we probably will not collect all principal and interest, are placed on non-accrual.

Impairment Assessment

All classified non-accrual loans over $1 million are assessed for impairment in accordance with FAS-114.  Although we occasionally use the Discounted Cash Flow approach, most non-accrual assets are viewed as collateral dependent and assessed using a Fair Value of Collateral approach.
Increased number of loans viewed as Collateral Dependent.

Fair Value estimates start with appraised values, normally from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal.

Upon non-accrual, we charge off the full difference between book value and our most likely estimate of the asset’s net realizable value. Possible guarantor support is not factored into the impairment estimates for collateral dependent loans.

One-Time Close (OTC) Loans

Monthly portfolio reviews conducted with line managers and credit officers.  We examine the inherent risk in credits based on factors such as draw inactivity and borrower conditions, often recognizing problems prior to delinquency.  In addition, all OTC loans that reach 90 days delinquent are placed on non-accrual.
Significantly increased reliance on behavioral factors (vs. primarily delinquency status) to identify potential problem accounts. Improved NPA recognition and sped attendant remediation efforts.

A new appraisal is ordered for loans that reach 90 days past due or are classified as substandard during the monthly portfolio review.  Loans are initially written down to current appraised value.  Loans are then charged down to 85% of appraised value when they reach 180 days past due, and to 78% of value when they are taken into OREO.

	Reserve levels established based on a combination of loans grading and portfolio modeling.	Reserve levels adjusted to reflect portfolio deterioration.

Home Equity Loans & Lines

Loans are classified Substandard at 90 days delinquent. At 180 days delinquent, we assess our collateral position. If value does not support foreclosure, balances are charged off and other avenues of recovery are pursued. If value supports foreclosure, the loan is charged down to realizable value and is placed on non-accrual. When collateral is taken to OREO, the loan is further written down to between 60% and 85% of appraised value depending on the loan amount.

	Reserve levels set through the use of several models that look at historical losses, cumulative vintage performance, and roll rates.	Additional modeling developed. Reserve levels adjusted to reflect portfolio deterioration.

GLOSSARY OF TERMS

Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.

Concessions:  The net amount of the discount or premium pricing charged to borrowers upon loan origination.  This also includes the servicing release premium paid to correspondents to purchase loans.  Discount pricing is used to competitively price mortgage loans.

Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.

FAS 91 Fee Deferral:  The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value.  For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.

FAS 91 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.

Final Inspection Fee: A fee charged to the borrower to inspect a property.

Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Marketing G/L (Trading Gains): The net result of hedging activities.

Originated Mortgage Servicing Rights (OMSR):  The retained right to service a mortgage loan when a mortgage loan is sold on a servicing-retained basis. Represents the present value of the amount by which the estimated future net cash flows from servicing mortgage loans exceeds the cost of servicing mortgage loans.

Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.

Servicing Released Premium (SRP): The premium received for selling loans on a servicing released basis.

Tangible Equity/RWA: Shareholders' equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.